SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2007

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

On January 22, 2007, SIGA Technologies, Inc., a Delaware corporation (“SIGA”), entered into an Amended and Restated Employment Agreement (the “CFO Employment Agreement”) with Thomas N. Konatich, its Chief Financial Officer. The CFO Employment Agreement expires on January 22, 2009, and, unless either party provides thirty (30) days notice prior to the end of the term, shall automatically renew for additional one (1) year periods thereafter. Pursuant to the CFO Employment Agreement, SIGA agrees to pay to Mr. Konatich an annual base salary of $250,000, subject to any cost of living adjustments as may be approved by the Board of Directors of SIGA (the “Board”), and an annual cash bonus of $60,000. Mr. Konatich is also eligible to receive such additional bonus payments (in either cash or stock options) as may be approved by the Board in its sole discretion. SIGA may terminate the CFO Employment Agreement with or without cause (as such term is defined in the CFO Employment agreement), provided that upon any termination by SIGA without cause (including, without limitation, termination without cause upon a change in control, as such term is defined in the CFO Employment Agreement), or termination by Mr. Konatich for good reason (as such term is defined in the CFO Employment Agreement), SIGA will be obligated to continue to pay Mr. Konatich’s base salary for two years, and all stock options and other stock-based grants to Mr. Konatich shall immediately and irrevocably vest and become exercisable upon the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination.

Also on January 22, 2007, SIGA entered into an Amended and Restated Employment Agreement (the “CSO Employment Agreement”) with Dr. Dennis E. Hruby, its Chief Scientific Officer. The CSO Employment Agreement expires on January 22, 2010. Pursuant to the CSO Employment Agreement, SIGA agrees to pay to Dr. Hruby an annual base salary of $250,000, subject to any cost of living adjustments as may be approved by the Board, and an annual cash bonus of no less than twenty-five percent (25%) and no more than fifty percent (50%) of Dr. Hruby’s base salary. Dr. Hruby is also eligible to receive such additional bonus payments (in either cash or stock options) as may be approved by the Board in its sole discretion. SIGA may terminate the CSO Employment Agreement with or without cause (as such term is defined in the CSO Employment Agreement), provided that upon any termination by SIGA without cause (including, without limitation, termination without cause upon a change in control, as such term is defined in the CSO Employment Agreement), or termination by Dr. Hruby for good reason (as such term is defined in the CSO Employment Agreement), SIGA will be obligated to continue to pay Dr. Hruby’s base salary for two years, and all stock options and other stock-based grants to Dr. Hruby shall immediately and irrevocably vest and become exercisable upon the date of termination and shall remain exercisable for a period of not less than two (2) years from the date of termination.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated as of January 22, 2007, between SIGA and Thomas N. Konatich.
10.2	Amended and Restated Employment Agreement dated as of January 22, 2007, between SIGA and Dr. Dennis E. Hruby.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            SIGA TECHNOLOGIES, INC.

            By: /s/ Thomas N. Konatich
           Name: Thomas N. Konatich
           Title:   Chief Financial Officer and
           Acting Chief Executive Officer

Date: January 22, 2007

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